Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months Ended September 30, 2023

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Jennifer Church Graham Galt	404-724-4299 404-439-3428 404-439-3070

Invesco Announces Third Quarter Diluted EPS of $0.29; Adjusted Diluted EPS(1) of $0.35
$39 million of Organizational Change Expenses Negatively Impacted
Diluted EPS and Adjusted Diluted EPS(1) by $0.07

Atlanta, October 24, 2023 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2023.
■$2.6 billion of net long-term inflows for the quarter, with net long-term inflows of $11.8 billion from ETFs
■$1,487.3 billion in ending AUM, a decrease of 3.3% from the prior quarter
■15.8% operating margin; 28.2% adjusted operating margin(1)
■$39 million of organizational change expenses negatively impacted operating margin by 270 basis points and adjusted operating margin(1) by 350 basis points
■Balance sheet strength - continued to maintain debt below $1.5 billion with net debt(2) reduced to $247.6 million

Update from Andrew Schlossberg, President and CEO

" Despite the continued market volatility and uncertain geopolitical environment, we remain highly focused on client engagement, delivering investment quality, and transforming our business as we reposition for the trends that will drive the asset management industry forward.

We are pleased to have returned to positive net long-term inflows in the third quarter, a reflection of the diversified asset and geographic mix in our business. While not all asset classes will be in favor simultaneously, our multi-year investments in higher growth areas such as ETFs, Private Markets, Fixed Income, and our business in the Asia Pacific region position us well as capital returns to the markets and reallocations occur.

We are not immune to the revenue challenges faced by the industry, and it is imperative that expenses remain well managed - we have done just that in the third quarter. The work continues to better align our expense base, while we sharpen our strategic focus, and streamline our platform to achieve greater scale, consistent investment quality, and improved profitability.”

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.
(2) Net debt: Debt less Cash and cash equivalents

Net Flows:
Net long-term inflows were $2.6 billion for the third quarter of 2023 as compared to $2.0 billion of net long-term outflows in the second quarter.

Retail net long-term inflows were $4.3 billion while institutional net long-term outflows were $1.7 billion. Net long-term flows by asset class include net long-term inflows of $7.4 billion from equity products which were partially offset by net long-term outflows of $1.3 billion from fixed income products, $1.1 billion from balanced products and $2.4 billion from alternative products. On a geographic basis, the Asia Pacific and EMEA regions achieved net long-term inflows of $2.8 billion and $1.0 billion, respectively, while the Americas region experienced net long-term outflows of $1.2 billion.

Net market losses and foreign exchange rate movements decreased AUM by $34.2 billion and $6.5 billion, respectively, in the third quarter. We had outflows of $16.1 billion from money market funds and inflows of $3.6 billion from non-management fee earning products during the quarter. Ending AUM decreased 3.3% and average AUM increased 2.3% in the third quarter as compared to the second quarter.

Summary of net flows (in billions)	Q3-23	Q2-23	Q3-22
Active	$(10.9)	$(8.4)	$(7.3)
Passive	13.5	6.4	(0.4)
Net long-term flows	2.6	(2.0)	(7.7)
Non-management fee earning AUM	3.6	1.1	1.9
Money market	(16.1)	15.4	10.0
Total net flows	$(9.9)	$14.5	$4.2

Annualized long-term organic growth rate (1)	0.9%	(0.7)%	(2.9)%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Third Quarter Highlights:

Financial Results	Q3-23		Q2-23		Q3-23 vs. Q2-23	Q3-22		Q3-23 vs. Q3-22
U.S. GAAP Financial Measures
Operating revenues	$1,442.0	m	$1,442.8	m	(0.1)%	$1,445.7	m	(0.3)%
Operating income	$227.7	m	$203.8	m	11.7%	$350.2	m	(35.0)%
Operating margin	15.8%		14.1%			24.2%
Net income attributable to Invesco Ltd.	$131.4	m	$132.2	m	(0.6)%	$177.4	m	(25.9)%
Diluted EPS	$0.29		$0.29		—%	$0.39		(25.6)%

Adjusted Financial Measures (1)
Net revenues	$1,098.2	m	$1,090.7	m	0.7%	$1,110.6	m	(1.1)%
Adjusted operating income	$309.2	m	$302.0	m	2.4%	$369.4	m	(16.3)%
Adjusted operating margin	28.2%		27.7%			33.3%
Adjusted net income attributable to Invesco Ltd.	$159.2	m	$144.4	m	10.2%	$155.8	m	2.2%
Adjusted diluted EPS	$0.35		$0.31		12.9%	$0.34		2.9%

Assets Under Management
Ending AUM	$1,487.3	bn	$1,538.2	bn	(3.3)%	$1,323.3	bn	12.4%
Average AUM	$1,528.7	bn	$1,494.9	bn	2.3%	$1,416.2	bn	7.9%

Headcount	8,603		8,621		(0.2)%	8,621		(0.2)%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Third Quarter 2023 compared to Second Quarter 2023

Operating revenues and expenses: Operating revenues decreased $0.8 million as compared to the second quarter. Investment management fees increased $7.8 million, as a result of higher average AUM and an additional day in the quarter partially offset by shifts in the asset mix to lower yield products. Service and distribution fees increased $11.2 million due to higher AUM to which these fees apply. Performance fees were $2.0 million for the quarter, a decrease of $17.6 million from the previous quarter.

Operating expenses decreased $24.7 million in the third quarter of 2023 as compared to the second quarter. Third-party distribution, service and advisory costs decreased $14.3 million. Employee compensation expense increased $2.8 million due to higher costs related to organizational changes of $12 million and higher variable compensation costs which were partially offset by a decline in the fair value of deferred compensation liabilities. Marketing expenses decreased $5.3 million primarily due to lower advertising costs. Property, office and technology costs decreased $1.7 million. General and administrative expenses decreased $4.4 million.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $16.9 million, earned primarily from our China joint venture. Other gains and losses was a net loss of $23.3 million, driven by market value changes on deferred compensation and seed capital investments. Other income/(expense) of CIP was a gain of $15.2 million, primarily driven by gains on the underlying investments held by the funds.

The effective tax rate was 26.7% in the third quarter as compared to 28.5% in the second quarter. The rate decrease in the third quarter is primarily due to the favorable impact of a change in the mix of income across tax jurisdictions.

Diluted earnings per common share: Diluted earnings per common share was $0.29 for the third quarter of 2023.

Third Quarter 2023 compared to Third Quarter 2022

Operating revenues and expenses: Operating revenues decreased $3.7 million as compared to the third quarter of 2022. Investment management fees decreased $16.0 million and service and distribution fees increased $13.3 million. Performance fees were $2.0 million, a decrease of $1.0 million from the third quarter of 2022. Other revenues were flat as compared to the third quarter of 2022.

Operating expenses increased $118.8 million in the third quarter of 2023 as compared to the third quarter of 2022. Third-party distribution, service and advisory costs decreased $3.1 million consistent with lower revenues. Employee compensation expense increased $57.7 million primarily due to costs related to organizational changes of $39 million as well as higher staff and variable compensation costs. General and administrative expenses increased $68.5 million primarily due to $60.0 million of insurance recoveries received in the third quarter of 2022.

The effective tax rate was 26.7% in the third quarter of 2023 as compared to 34.0% in the third quarter of 2022. The rate decrease was primarily due to the favorable impact of the change in the mix of income across tax jurisdictions.

Adjusted(1) Operating Results:

Third Quarter 2023 compared to Second Quarter 2023

Net revenues and adjusted operating expenses: Net revenues in the third quarter of 2023 increased $7.5 million as compared to the second quarter. Higher service and distribution fees and lower third-party distribution, service and advisory costs were partially offset by lower investment management fees, performance fees and other revenue.

Adjusted operating expenses were flat in the third quarter as compared to the second quarter. Employee compensation expenses increased $13.8 million primarily due to higher costs related to organizational changes of $12 million and higher variable compensation costs which were partially offset by a decline in the fair value of deferred compensation liabilities.

Adjusted operating income increased $7.2 million to $309.2 million in the third quarter from $302.0 million in the second quarter. Adjusted operating margin increased to 28.2% from 27.7% for the prior quarter.

Adjusted diluted earnings per common share was $0.35 for the third quarter. The effective tax rate on adjusted net income decreased slightly to 23.6% in the third quarter from 24.7% in the second quarter.

Third Quarter 2023 compared to Third Quarter 2022

Net revenues and adjusted operating expenses: Net revenues in the third quarter of 2023 decreased $12.4 million as compared to the third quarter of 2022, resulting from shifts in the asset mix to lower yield products partially offset by changes in foreign exchange rates.

Adjusted operating expenses increased $47.8 million in the third quarter of 2023 as compared to the third quarter of 2022, primarily due to higher employee compensation expenses, including costs related to organizational changes of $39 million.

Adjusted operating income decreased $60.2 million to $309.2 million in the third quarter of 2023 from $369.4 million in the third quarter of 2022. Adjusted operating margin decreased to 28.2% from 33.3% for the third quarter of 2022.

The effective tax rate on adjusted net income was 23.6% in the third quarter of 2023 as compared to 28.7% in the third quarter of 2022. The rate decrease is primarily due to the favorable impact of the change in the mix of income across tax jurisdictions.
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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $1,241.5 million at September 30, 2023 ($1,009.9 million as of June 30, 2023).

Debt: $1,489.1 million at September 30, 2023 ($1,488.6 million at June 30, 2023). The credit facility balance was zero as of September 30, 2023 and June 30, 2023.

Net Debt(2): $247.6 million at September 30, 2023 ($478.7 million at June 30, 2023)

Common shares outstanding (end of period): 449.6 million

Diluted common shares outstanding (end of period): 453.1 million

Dividends paid: $90.1 million (common); $59.2 million (preferred)
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(2) Net debt: Debt less Cash and cash equivalents

Common dividends declared: The company is announcing a third quarter cash dividend of $0.20 per share to holders of common shares. The dividend is payable on December 4, 2023, to common shareholders of record at the close of business on November 10, 2023, with an ex-dividend date of November 9, 2023.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from September 1, 2023 through November 30, 2023. The preferred dividend is payable on December 1, 2023 to preferred shareholders of record at the close of business on November 15, 2023.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.5 trillion in assets on behalf of clients worldwide as of September 30, 2023. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, October 24, 2023, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Wednesday, November 8, 2023 at 5:00 p.m. ET by calling 1-888-293-8913 for U.S. and Canadian callers or 1-203-369-3024 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-23	Q2-23	% Change	Q3-22	% Change
Operating revenues:
Investment management fees	$1,041.3	$1,033.5	0.8%	$1,057.3	(1.5)%
Service and distribution fees	353.5	342.3	3.3%	340.2	3.9%
Performance fees	2.0	19.6	(89.8)%	3.0	(33.3)%
Other	45.2	47.4	(4.6)%	45.2	—%
Total operating revenues	1,442.0	1,442.8	(0.1)%	1,445.7	(0.3)%
Operating expenses:
Third-party distribution, service and advisory	448.2	462.5	(3.1)%	451.3	(0.7)%
Employee compensation	478.5	475.7	0.6%	420.8	13.7%
Marketing	23.7	29.0	(18.3)%	27.6	(14.1)%
Property, office and technology	135.4	137.1	(1.2)%	133.2	1.7%
General and administrative	117.2	121.6	(3.6)%	48.7	140.7%
Transaction, integration and restructuring	—	—	N/A	(0.6)	N/A
Amortization of intangible assets	11.3	13.1	(13.7)%	14.5	(22.1)%
Total operating expenses	1,214.3	1,239.0	(2.0)%	1,095.5	10.8%
Operating income	227.7	203.8	11.7%	350.2	(35.0)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	16.9	19.2	(12.0)%	20.2	(16.3)%
Interest and dividend income	10.8	7.1	52.1%	3.3	227.3%
Interest expense	(17.3)	(18.4)	(6.0)%	(18.6)	(7.0)%
Other gains and losses, net	(23.3)	20.9	N/A	(34.6)	(32.7)%
Other income/(expense) of CIP, net	15.2	(2.7)	N/A	(65.4)	N/A
Income before income taxes	230.0	229.9	—%	255.1	(9.8)%
Income tax provision	(61.3)	(65.5)	(6.4)%	(86.8)	(29.4)%
Net income	168.7	164.4	2.6%	168.3	0.2%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	21.9	27.0	(18.9)%	68.3	(67.9)%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$131.4	$132.2	(0.6)%	$177.4	(25.9)%

Earnings per common share:
---basic	$0.29	$0.29	—%	$0.39	(25.6)%
---diluted	$0.29	$0.29	—%	$0.39	(25.6)%

Average common shares outstanding:
---basic	451.7	457.9	(1.4)%	457.0	(1.2)%
---diluted	453.1	458.8	(1.2)%	459.5	(1.4)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

(in millions)	Q3-23	Q2-23	Q3-22
Operating revenues, U.S. GAAP basis	$1,442.0	$1,442.8	$1,445.7
Revenue Adjustments (2)
Investment management fees	(193.7)	(195.4)	(185.5)
Service and distribution fees	(219.2)	(230.9)	(232.1)
Other	(35.3)	(36.2)	(33.7)
Total Revenue Adjustments	$(448.2)	$(462.5)	$(451.3)
Invesco Great Wall (1)	90.7	97.6	104.6
CIP (3)	13.7	12.8	11.6
Net revenues	$1,098.2	$1,090.7	$1,110.6

Reconciliation of Operating income to Adjusted operating income:

(in millions)	Q3-23	Q2-23	Q3-22
Operating income, U.S. GAAP basis	$227.7	$203.8	$350.2
Invesco Great Wall (1)	52.1	53.6	61.8
CIP (3)	24.7	21.7	15.7
Transaction, integration and restructuring (4)	—	—	(0.6)
Amortization of intangible assets (8)	11.3	13.1	14.5
Compensation expense related to market valuation changes in deferred compensation plans (10)	(6.6)	9.8	(12.2)
General and administrative (7)	—	—	(60.0)
Adjusted operating income	$309.2	$302.0	$369.4

Operating margin (5)	15.8%	14.1%	24.2%
Adjusted operating margin (6)	28.2%	27.7%	33.3%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

(in millions)	Q3-23	Q2-23	Q3-22
Net income attributable to Invesco Ltd., U.S. GAAP basis	$131.4	$132.2	$177.4
Adjustments (excluding tax):
Transaction, integration and restructuring (4)	—	—	(0.6)
Amortization of intangible assets (8)	11.3	13.1	14.5
Deferred compensation plan market valuation changes and dividend income less compensation expense (10)	15.9	(6.1)	16.9
General and administrative (7)	—	—	(60.0)
Total adjustments excluding tax	$27.2	$7.0	$(29.2)
Tax adjustment for amortization of intangible assets and goodwill (9)	4.4	3.6	3.8
Other tax effects of adjustments above	(3.8)	1.6	3.8
Adjusted net income attributable to Invesco Ltd. (11)	$159.2	$144.4	$155.8

Average common shares outstanding - diluted	453.1	458.8	459.5
Diluted EPS	$0.29	$0.29	$0.39
Adjusted diluted EPS (12)	$0.35	$0.31	$0.34

Reconciliation of Operating expenses to Adjusted operating expenses:

(in millions)	Q3-23	Q2-23	Q3-22
Operating expenses, U.S. GAAP basis	$1,214.3	$1,239.0	$1,095.5
Invesco Great Wall (1)	38.6	44.0	42.8
Third-party distribution, service and advisory expenses	(448.2)	(462.5)	(451.3)
CIP (3)	(11.0)	(8.9)	(4.1)
Transaction, integration and restructuring (4)	—	—	0.6
Amortization of intangible assets (8)	(11.3)	(13.1)	(14.5)
Compensation expense related to market valuation changes in deferred compensation plans (10)	6.6	(9.8)	12.2
General and administrative (7)	—	—	60.0
Adjusted operating expenses	$789.0	$788.7	$741.2

Employee compensation, U.S. GAAP basis	$478.5	$475.7	$420.8
Invesco Great Wall (1)	28.8	34.2	33.7
Compensation expense related to market valuation changes in deferred compensation plans (10)	6.6	(9.8)	12.2
Adjusted employee compensation	$513.9	$500.1	$466.7

Marketing, U.S. GAAP basis	$23.7	$29.0	$27.6
Invesco Great Wall (1)	2.8	3.0	2.1
Adjusted marketing	$26.5	$32.0	$29.7

Property, office and technology, U.S. GAAP basis	$135.4	$137.1	$133.2
Invesco Great Wall (1)	5.0	5.1	5.2
Adjusted property, office and technology	$140.4	$142.2	$138.4

General and administrative, U.S. GAAP basis	$117.2	$121.6	$48.7
Invesco Great Wall (1)	2.0	1.7	1.8
CIP (3)	(11.0)	(8.9)	(4.1)
Recoveries of previously disclosed losses(7)	—	—	60.0
Adjusted general and administrative	$108.2	$114.4	$106.4

Transaction, integration and restructuring, U.S. GAAP basis	$—	$—	$(0.6)
Transaction, integration and restructuring(4)	—	—	0.6
Adjusted transaction, integration and restructuring	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis	$11.3	$13.1	$14.5
Amortization of intangible assets	(11.3)	(13.1)	(14.5)
Adjusted amortization of intangibles	$—	$—	$—

(1) Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its net revenues and adjusted operating income (and by calculation, adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the 51% noncontrolling interests.
(2) Revenue adjustments: The company calculates net revenues by reducing operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period, as an indicator of the basis point net revenues we receive for each dollar of AUM we manage.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(3) CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust operating revenues and operating income for the impact of CIP in calculating the respective net revenues and adjusted operating income (and by calculation, adjusted operating margin).
(4)    Transaction, integration and restructuring: The company believes it is useful to adjust for the transaction, integration and restructuring charges in arriving at adjusted operating income, adjusted operating margin, adjusted net income, and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and restructuring related charges.
(5) Operating margin is equal to operating income divided by operating revenues.
(6) Adjusted operating margin is equal to adjusted operating income divided by net revenues.
(7) General and administrative: The adjustments remove insurance recoveries related to fund-related losses incurred in prior periods.
(8)    Amortization of intangible assets: The company removes amortization expense related to acquired assets in arriving at adjusted operating income, adjusted operating margin and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(9) Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in adjusted net income. The company believes it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.
(10) Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards involve a return to the employee linked to the appreciation (depreciation) of specified investments. The company hedges economically the exposure to market movements for these investments. Since these plans are hedged economically, the company believes it is useful to reflect the offset ultimately achieved from hedging the market exposure in the calculation of adjusted operating income (and by calculation, adjusted operating margin) and adjusted net income (and by calculation, adjusted diluted EPS) to produce results that will be more comparable period to period.
(11) The effective tax rate on adjusted net income attributable to Invesco Ltd. is 23.6% (second quarter 2023: 24.7%; third quarter 2022: 28.7%).
(12) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.

Invesco Ltd.
Assets Under Management

	Three Months Ended				Nine Months Ended
(in billions)	September 30, 2023	June 30, 2023	% Change	September 30, 2022	September 30, 2023	September 30, 2022	% Change
Beginning Assets	$1,538.2	$1,483.0	3.7%	$1,390.4	$1,409.2	$1,610.9	(12.5)%
Long-term inflows	67.4	71.3	(5.5)%	68.7	218.1	256.4	(14.9)%
Long-term outflows	(64.8)	(73.3)	(11.6)%	(76.4)	(214.6)	(253.7)	(15.4)%
Net long-term flows	2.6	(2.0)	N/A	(7.7)	3.5	2.7	29.6%
Net flows in non-management fee earning AUM (a)	3.6	1.1	227.3%	1.9	3.1	(1.1)	N/A
Net flows in money market funds	(16.1)	15.4	N/A	10.0	7.0	26.3	(73.4)%
Total net flows	(9.9)	14.5	N/A	4.2	13.6	27.9	(51.3)%
Reinvested distributions	1.1	1.0	10.0%	0.9	3.1	3.5	(11.4)%
Market gains and losses	(34.2)	46.5	N/A	(55.1)	74.2	(278.3)	N/A
Dispositions	(1.4)	—	N/A	—	(1.4)	—	N/A
Foreign currency translation	(6.5)	(6.8)	(4.4)%	(17.1)	(11.4)	(40.7)	(72.0)%
Ending Assets	$1,487.3	$1,538.2	(3.3)%	$1,323.3	$1,487.3	$1,323.3	12.4%

Ending long-term AUM	$1,070.5	$1,102.4	(2.9)%	$994.3	$1,070.5	$994.3	7.7%
Average long-term AUM	$1,101.0	$1,085.9	1.4%	$1,071.9	$1,090.0	$1,125.6	(3.2)%
Average AUM	$1,528.7	$1,494.9	2.3%	$1,416.2	$1,495.5	$1,472.8	1.5%
Average QQQ AUM	$203.4	$180.9	12.4%	$165.9	$180.1	$174.6	3.2%

Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
By investment approach: (in billions)	Active(d)	Passive(d)	Active(d)	Passive(d)
Beginning Assets	$1,016.6	$521.6	$976.2	$433.0
Long-term inflows	36.0	31.4	123.0	95.1
Long-term outflows	(46.9)	(17.9)	(144.8)	(69.8)
Net long-term flows	(10.9)	13.5	(21.8)	25.3
Net flows in non-management fee earning AUM (a)	—	3.6	—	3.1
Net flows in money market funds	(16.1)	—	7.0	—
Total net flows	(27.0)	17.1	(14.8)	28.4
Reinvested distributions	1.1	—	3.1	—
Market gains and losses	(17.7)	(16.5)	$13.1	$61.1
Dispositions	(1.4)	—	$(1.4)	$—
Foreign currency translation	(5.5)	(1.0)	$(10.1)	$(1.3)
Ending Assets	$966.1	$521.2	$966.1	$521.2

Average AUM	$994.5	$534.2	$1,000.9	$494.7

Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$968.5	$569.7	$872.3	$536.9
Long-term inflows	49.9	17.5	159.1	59.0
Long-term outflows	(45.6)	(19.2)	(158.3)	(56.3)
Net long-term flows	4.3	(1.7)	0.8	2.7
Net flows in non-management fee earning AUM (a)	3.3	0.3	1.7	1.4
Net flows in money market funds	—	(16.1)	1.1	5.9
Total net flows	7.6	(17.5)	3.6	10.0
Reinvested distributions	1.0	0.1	2.8	0.3
Market gains and losses	(32.2)	(2.0)	67.1	7.1
Dispositions	—	(1.4)	—	(1.4)
Foreign currency translation	(2.5)	(4.0)	(3.4)	(8.0)
Ending Assets	$942.4	$544.9	$942.4	$544.9

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,112.8	$221.9	$203.5	$999.4	$223.5	$186.3
Long-term inflows	32.7	18.3	16.4	110.7	56.5	50.9
Long-term outflows	(33.9)	(15.5)	(15.4)	(114.2)	(52.2)	(48.2)
Net long-term flows	(1.2)	2.8	1.0	(3.5)	4.3	2.7
Net flows in non-management fee earning AUM (a)	5.0	0.6	(2.0)	5.9	(0.4)	(2.4)
Net flows in money market funds	(15.1)	(1.0)	—	5.8	0.9	0.3
Total net flows	(11.3)	2.4	(1.0)	8.2	4.8	0.6
Reinvested distributions	1.0	—	0.1	3.0	—	0.1
Market gains and losses	(31.3)	(0.8)	(2.1)	60.0	4.4	9.8
Dispositions	(1.4)	—	—	(1.4)	—	—
Foreign currency translation	(0.6)	(3.0)	(2.9)	—	(12.2)	0.8
Ending Assets	$1,069.2	$220.5	$197.6	$1,069.2	$220.5	$197.6

	Three Months Ended September 30, 2023					Nine Months Ended September 30, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
Beginning Assets	$747.1	$319.0	$64.2	$225.7	$182.2	$637.0	$313.7	$67.1	$203.5	$187.9
Long-term inflows	34.6	23.2	2.5	—	7.1	110.2	77.1	9.7	—	21.1
Long-term outflows	(27.2)	(24.5)	(3.6)	—	(9.5)	(96.1)	(74.9)	(13.7)	—	(29.9)
Net long-term flows	7.4	(1.3)	(1.1)	—	(2.4)	14.1	2.2	(4.0)	—	(8.8)
Net flows in non-management fee earning AUM (a)	3.4	0.2	—	—	—	1.9	1.2	—	—	—
Net flows in money market funds	—	—	—	(16.1)	—	—	—	—	7.0	—
Total net flows	10.8	(1.1)	(1.1)	(16.1)	(2.4)	16.0	3.4	(4.0)	7.0	(8.8)
Reinvested distributions	0.2	0.5	0.1	0.1	0.2	0.6	1.3	0.4	0.2	0.6
Market gains and losses	(28.4)	(3.9)	(1.5)	0.4	(0.8)	75.7	(0.2)	(0.9)	0.5	(0.9)
Dispositions	—	—	—	—	(1.4)	—	—	—	—	(1.4)
Foreign currency translation	(3.0)	(1.9)	(0.5)	(0.3)	(0.8)	(2.6)	(5.6)	(1.4)	(1.4)	(0.4)
Ending Assets	$726.7	$312.6	$61.2	$209.8	$177.0	$726.7	$312.6	$61.2	$209.8	$177.0

Average AUM	$754.3	$316.1	$63.6	$214.3	$180.4	$711.7	$318.4	$66.0	$215.3	$184.1

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (d)

	Three Months Ended				Nine Months Ended
(in billions)	September 30, 2023	June 30, 2023	% Change	September 30, 2022	September 30, 2023	September 30, 2022	% Change
Beginning Assets	$1,016.6	$1,005.2	1.1%	$957.9	$976.2	$1,082.5	(9.8)%
Long-term inflows	36.0	40.1	(10.2)%	44.5	123.0	155.0	(20.6)%
Long-term outflows	(46.9)	(48.5)	(3.3)%	(51.8)	(144.8)	(172.8)	(16.2)%
Net long-term flows	(10.9)	(8.4)	29.8%	(7.3)	(21.8)	(17.8)	22.5%
Net flows in money market funds	(16.1)	15.4	N/A	10.0	7.0	26.3	(73.4)%
Total net flows	(27.0)	7.0	N/A	2.7	(14.8)	8.5	N/A
Reinvested distributions	1.1	1.0	10.0%	0.9	3.1	3.5	(11.4)%
Market gains and losses	(17.7)	9.9	N/A	(32.0)	13.1	(143.6)	N/A
Dispositions	(1.4)	—	N/A	—	(1.4)	—	N/A
Foreign currency translation	(5.5)	(6.5)	(15.4)%	(15.4)	(10.1)	(36.8)	(72.6)%
Ending Assets	$966.1	$1,016.6	(5.0)%	$914.1	$966.1	$914.1	5.7%

Average long-term AUM	$780.3	$788.2	(1.0)%	$793.0	$785.6	$839.4	(6.4)%
Average AUM	$994.5	$1,006.1	(1.2)%	$961.6	$1,000.9	$1,000.3	0.1%

Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$498.3	$518.3	$482.1	$494.1
Long-term inflows	22.1	13.9	73.4	49.6
Long-term outflows	(29.5)	(17.4)	(93.4)	(51.4)
Net long-term flows	(7.4)	(3.5)	(20.0)	(1.8)
Net flows in money market funds	—	(16.1)	1.1	5.9
Total net flows	(7.4)	(19.6)	(18.9)	4.1
Reinvested distributions	1.0	0.1	2.8	0.3
Market gains and losses	(15.8)	(1.9)	11.1	2.0
Dispositions	—	(1.4)	—	(1.4)
Foreign currency translation	(2.1)	(3.4)	(3.1)	(7.0)
Ending Assets	$474.0	$492.1	$474.0	$492.1

Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$706.6	$187.1	$122.9	$670.8	$191.0	$114.4
Long-term inflows	17.0	13.7	5.3	56.4	46.5	20.1
Long-term outflows	(25.9)	(12.6)	(8.4)	(79.8)	(43.4)	(21.6)
Net long-term flows	(8.9)	1.1	(3.1)	(23.4)	3.1	(1.5)
Net flows in money market funds	(15.1)	(1.0)	—	5.8	0.9	0.3
Total net flows	(24.0)	0.1	(3.1)	(17.6)	4.0	(1.2)
Reinvested distributions	1.0	—	0.1	3.0	—	0.1
Market gains and losses	(13.9)	(2.3)	(1.5)	12.9	(1.6)	1.8
Dispositions	(1.4)	—	—	(1.4)	—	—
Foreign currency translation	(0.6)	(2.4)	(2.5)	—	(10.9)	0.8
Ending Assets	$667.7	$182.5	$115.9	$667.7	$182.5	$115.9

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (d) (continued)

Three Months Ended September 30, 2023						Nine Months Ended September 30, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
Beginning Assets	$300.6	$274.0	$63.4	$225.7	$152.9	$277.5	$273.0	$66.3	$203.5	$155.9
Long-term inflows	10.2	19.4	2.5	—	3.9	37.6	63.2	9.7	—	12.5
Long-term outflows	(14.9)	(21.4)	(3.6)	—	(7.0)	(47.2)	(64.9)	(13.7)	—	(19.0)
Net long-term flows	(4.7)	(2.0)	(1.1)	—	(3.1)	(9.6)	(1.7)	(4.0)	—	(6.5)
Net flows in money market funds	0.1	(0.1)	—	(16.1)	—	—	—	—	7.0	—
Total net flows	(4.6)	(2.1)	(1.1)	(16.1)	(3.1)	(9.6)	(1.7)	(4.0)	7.0	(6.5)
Reinvested distributions	0.2	0.5	0.1	0.1	0.2	0.6	1.3	0.4	0.2	0.6
Market gains and losses	(11.8)	(4.1)	(1.5)	0.4	(0.7)	15.2	(0.5)	(0.9)	0.5	(1.2)
Dispositions	—	—	—	—	(1.4)	—	—	—	—	(1.4)
Foreign currency translation	(2.3)	(1.7)	(0.5)	(0.3)	(0.7)	(1.6)	(5.5)	(1.4)	(1.4)	(0.2)
Ending Assets	$282.1	$266.6	$60.4	$209.8	$147.2	$282.1	$266.6	$60.4	$209.8	$147.2

Average AUM	$296.9	$269.9	$62.8	$214.3	$150.6	$293.7	$273.4	$65.2	$215.3	$153.3

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (d)

	Three Months Ended				Nine Months Ended
(in billions)	September 30, 2023	June 30, 2023	% Change	September 30, 2022	September 30, 2023	September 30, 2022	% Change
Beginning Assets	$521.6	$477.8	9.2%	$432.5	$433.0	$528.4	(18.1)%
Long-term inflows	31.4	31.2	0.6%	24.2	95.1	101.4	(6.2)%
Long-term outflows	(17.9)	(24.8)	(27.8)%	(24.6)	(69.8)	(80.9)	(13.7)%
Net long-term flows	13.5	6.4	110.9%	(0.4)	25.3	20.5	23.4%
Net flows in non-management fee earning AUM (a)	3.6	1.1	227.3%	1.9	3.1	(1.1)	N/A
Total net flows	17.1	7.5	128.0%	1.5	28.4	19.4	46.4%
Market gains and losses	(16.5)	36.6	N/A	(23.1)	61.1	(134.7)	N/A
Foreign currency translation	(1.0)	(0.3)	233.3	(1.7)	(1.3)	(3.9)	(66.7)%
Ending Assets	$521.2	$521.6	(0.1)%	$409.2	$521.2	$409.2	27.4%

Average long-term AUM	$320.7	$297.7	7.7%	$278.9	$304.4	$286.2	6.4%
Average AUM	$534.2	$488.8	9.3%	$454.6	$494.7	$472.5	4.7%
Average QQQ AUM	$203.4	$180.9	12.4%	$165.9	$180.1	$174.6	3.2%

Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$470.2	$51.4	$390.2	$42.8
Long-term inflows	27.8	3.6	85.7	9.4
Long-term outflows	(16.1)	(1.8)	(64.9)	(4.9)
Net long-term flows	11.7	1.8	20.8	4.5
Net flows in non-management fee earning AUM (a)	3.3	0.3	1.7	1.4
Total net flows	15.0	2.1	22.5	5.9
Market gains and losses	(16.4)	(0.1)	56.0	5.1
Foreign currency translation	(0.4)	(0.6)	(0.3)	(1.0)
Ending Assets	$468.4	$52.8	$468.4	$52.8

Three Months Ended September 30, 2023				Nine Months Ended September 30, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$406.2	$34.8	$80.6	$328.6	$32.5	$71.9
Long-term inflows	15.7	4.6	11.1	54.3	10.0	30.8
Long-term outflows	(8.0)	(2.9)	(7.0)	(34.4)	(8.8)	(26.6)
Net long-term flows	7.7	1.7	4.1	19.9	1.2	4.2
Net flows in non-management fee earning AUM (a)	5.0	0.6	(2.0)	5.9	(0.4)	(2.4)
Total net flows	12.7	2.3	2.1	25.8	0.8	1.8
Market gains and losses	(17.4)	1.5	(0.6)	47.1	6.0	8.0
Foreign currency translation	—	(0.6)	(0.4)	—	(1.3)	—
Ending Assets	$401.5	$38.0	$81.7	$401.5	$38.0	$81.7

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (d) (continued)

Three Months Ended September 30, 2023						Nine Months Ended September 30, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
Beginning Assets	$446.5	$45.0	$0.8	$—	$29.3	$359.5	$40.7	$0.8	$—	$32.0
Long-term inflows	24.4	3.8	—	—	3.2	72.6	13.9	—	—	8.6
Long-term outflows	(12.3)	(3.1)	—	—	(2.5)	(48.9)	(10.0)	—	—	(10.9)
Net long-term flows	12.1	0.7	—	—	0.7	23.7	3.9	—	—	(2.3)
Net flows in non-management fee earning AUM (a)	3.3	0.3	—	—	—	1.9	1.2	—	—	—
Total net flows	15.4	1.0	—	—	0.7	25.6	5.1	—	—	(2.3)
Market gains and losses	(16.6)	0.2	—	—	(0.1)	60.5	0.3	—	—	0.3
Foreign currency translation	(0.7)	(0.2)	—	—	(0.1)	(1.0)	(0.1)	—	—	(0.2)
Ending Assets	$444.6	$46.0	$0.8	$—	$29.8	$444.6	$46.0	$0.8	$—	$29.8

Average AUM	$457.4	$46.2	$0.8	$—	$29.8	$418.1	$45.0	$0.8	$—	$30.8

Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(c)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of September 30, 2023 includes $209.8 billion in money market AUM and $207.1 billion in non-management fee earning AUM (June 30, 2023: $225.7 billion and $210.1 billion, respectively; September 30, 2022: $172.1 billion and $157.0 billion, respectively).
(d)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM in Top Half of Benchmark				% of AUM in Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	31%	42%	21%	16%	21%	—%	16%	12%
U.S. Growth (6%)	37%	12%	25%	42%	37%	—%	12%	12%
U.S. Value (6%)	70%	62%	100%	62%	62%	62%	49%	49%
Sector (1%)	45%	8%	2%	24%	45%	43%	22%	54%
U.K. (1%)	95%	59%	40%	47%	63%	100%	46%	41%
Canadian (<1%)	88%	100%	88%	45%	100%	100%	67%	—%
Asian (4%)	45%	58%	76%	91%	63%	36%	36%	81%
Continental European (1%)	73%	74%	25%	74%	78%	81%	40%	70%
Global (5%)	87%	33%	36%	78%	85%	79%	9%	15%
Global Ex U.S. and Emerging Markets (7%)	77%	18%	35%	99%	87%	13%	16%	11%
Fixed Income (1)
Money Market (29%)	97%	91%	97%	100%	86%	87%	87%	99%
U.S. Fixed Income (10%)	74%	76%	84%	97%	62%	57%	63%	93%
Global Fixed Income (6%)	75%	80%	93%	93%	69%	68%	69%	93%
Stable Value (6%)	—%	100%	100%	100%	97%	97%	97%	100%
Other (1)
Alternatives (5%)	76%	76%	70%	75%	41%	61%	55%	56%
Balanced (7%)	47%	62%	66%	60%	51%	77%	90%	94%

Note: Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts (UITs), fund of funds with component funds managed by Invesco, stable value building block funds and collateralized debt obligations. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.

Data as of September 30, 2023. AUM measured in the one, three, five and ten year quartile rankings represents 44%, 44%, 44% and 40% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 57%, 57%, 54% and 49% of total Invesco AUM. Peer group rankings are sourced from a widely-used third-party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the five-year peer group ($650.3 billion).

Invesco Ltd.
Supplemental Information (1)

	For the three months ended September 30, 2023			For the three months ended September 30, 2022
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	As Adjusted	U.S. GAAP	Impact of CIP	As Adjusted
Invesco and CIP cash and cash equivalents, beginning of period	$1,287.1	$(277.2)	$1,009.9	$1,132.8	$(196.0)	$936.8
Cash flows from operating activities	354.1	103.1	457.2	492.0	45.5	537.5
Cash flows from investing activities	66.5	(113.4)	(46.9)	(82.2)	15.3	(66.9)
Cash flows from financing activities	(125.5)	(27.7)	(153.2)	(265.8)	(69.4)	(335.2)
Increase/(decrease) in cash and cash equivalents	295.1	(38.0)	257.1	144.0	(8.6)	135.4
Foreign exchange movement on cash and cash equivalents	(27.1)	1.6	(25.5)	(50.8)	2.2	(48.6)
Cash and cash equivalents, end of the period	$1,555.1	$(313.6)	$1,241.5	$1,226.0	$(202.4)	$1,023.6

	For the nine months ended September 30, 2023			For the nine months ended September 30, 2022
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	As Adjusted	U.S. GAAP	Impact of CIP	As Adjusted
Invesco and CIP cash and cash equivalents, beginning of period	$1,434.1	$(199.4)	$1,234.7	$2,147.1	$(250.7)	$1,896.4
Cash flows from operating activities	586.5	227.8	814.3	239.7	452.7	692.4
Cash flows from investing activities	17.3	(189.1)	(171.8)	(238.0)	53.6	(184.4)
Cash flows from financing activities	(475.1)	(153.3)	(628.4)	(798.8)	(468.0)	(1,266.8)
Increase/(decrease) in cash and cash equivalents	128.7	(114.6)	14.1	(797.1)	38.3	(758.8)
Foreign exchange movement on cash and cash equivalents	(7.7)	0.4	(7.3)	(124.0)	10.0	(114.0)
Cash and cash equivalents, end of the period	$1,555.1	$(313.6)	$1,241.5	$1,226.0	$(202.4)	$1,023.6

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of September 30, 2023				As of December 31, 2022
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,241.5	$—	$—	$1,241.5	$1,234.7	—	—	$1,234.7
Investments	932.6	528.8	—	1,461.4	996.6	376.8	—	1,373.4
Investments and other assets of CIP	8,870.8	(8,870.8)	—	—	8,735.1	(8,735.1)	—	—
Cash and cash equivalents of CIP	313.6	(313.6)	—	—	199.4	(199.4)	—	—
Assets held for policyholders	408.4	—	(408.4)	—	668.7	—	(668.7)	—
Goodwill and intangible assets, net	15,668.9	—	—	15,668.9	15,698.9	—	—	15,698.9
Other assets (2)	1,995.7	14.8	—	2,010.5	2,223.4	9.8	—	2,233.2
Total assets	29,431.5	(8,640.8)	(408.4)	20,382.3	29,756.8	(8,547.9)	(668.7)	20,540.2
LIABILITIES
Debt of CIP	6,981.5	(6,981.5)	—	—	6,590.4	(6,590.4)	—	—
Other liabilities of CIP	322.3	(322.3)	—	—	329.6	(329.6)	—	—
Policyholder payables	408.4	—	(408.4)	—	668.7	—	(668.7)	—
Debt	1,489.1	—	—	1,489.1	1,487.6	—	—	1,487.6
Other liabilities (3)	3,638.5	—	—	3,638.5	3,838.3	—	—	3,838.3
Total liabilities	12,839.8	(7,303.8)	(408.4)	5,127.6	12,914.6	(6,920.0)	(668.7)	5,325.9
EQUITY
Total equity attributable to Invesco Ltd.	15,253.9	0.1	—	15,254.0	15,213.6	0.1	—	15,213.7
Noncontrolling interests (4)	1,337.8	(1,337.1)	—	0.7	1,628.6	(1,628.0)	—	0.6
Total equity	16,591.7	(1,337.0)	—	15,254.7	16,842.2	(1,627.9)	—	15,214.3
Total liabilities and equity	$29,431.5	$(8,640.8)	$(408.4)	$20,382.3	$29,756.8	$(8,547.9)	$(668.7)	$20,540.2

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity.

(2) Amounts include accounts receivable, prepaid assets, unsettled funds receivables, property, equipment and software, right-of-use asset, and other assets.

(3) Amounts include accrued compensation and benefits, unsettled funds payables, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.

(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.